UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2014

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

600 Cummings Center

Beverly, MA 01915
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

As further described below, on December 24, 2014, Atlantic Tele-Network, Inc. (the “Company”) entered into a definitive agreement to purchase a controlling equity interest in certain distributed solar businesses previously owned and operated by Green Lake Capital, LLC (“Green Lake”), which we collectively refer to herein as the “Green Lake Solar Business”.  The transaction was completed on the same date.  Specifically, the Company’s investment was made through the newly-formed Ahana Renewables, LLC (“Ahana”), which concurrently purchased the Green Lake Solar Business through its wholly-owned subsidiary, Ahana Operations, LLC (“Ahana Operations”).  The investment was part of a $103 million total transaction consisting of approximately $64 million in cash and assumption of approximately $39 million of debt relating to the Green Lake Solar Business.

Included within the total cash investment was a loan made by the Company to Ahana Operations of $25 million pursuant to a promissory note entered into on December 24, 2014, which amount accrues interest at a rate of 8% per annum, is due and payable on December 31, 2015 and is secured by a pledge of Ahana’s equity in Ahana Operations.

The acquisition will result in ATN owning approximately 95% of the preferred and 85% of the common equity in Ahana and as a result, Ahana’s financial statements for future periods will be consolidated into ATN’s financial results under a new accounting segment.

Purchase Agreement:

The acquisition of the Green Lake Solar Business was pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated December 24, 2014, by and among Ahana Operations, Green Lake and Walsin Lihwa Corp. (“Walsin”, and together with Green Lake, the “Sellers”) and certain other parties.  The Purchase Agreement provided for the acquisition from Green Lake of all of the ownership interests in the various Green Lake subsidiary entities through which Green Lake operated the Green Lake Solar Business (the “Acquisition”) for a purchase price, subject to certain adjustments, of $35.5 million.  In addition, Green Lake has granted to Ahana a right of first refusal to purchase the assets of Green Lake Exchange, LLC, a merchant SREC (solar renewable energy credits) trading company and an affiliate of Green Lake, in the event that Green Lake were to sell such assets.

The Purchase Agreement contains representations, warranties and covenants made by the Sellers and Ahana customary for a transaction of this type.  The Sellers have agreed to indemnify Ahana for certain matters, including breaches of representations, warranties and covenants included in the Purchase Agreement, subject to limited exceptions.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to qualifications and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Green Lake’s business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.

LLC Agreement:

The terms of the Ahana Limited Liability Company Agreement (the “LLC Agreement”) dated December 24, 2014 provide that the Company currently owns approximately 95% of the preferred and 85% of the common equity in Ahana.  Under the LLC Agreement, the operating cash flow of Ahana will be distributed (i) to the preferred equity holders until their total invested capital is returned, plus an 8.0% cumulative compounded return, and (ii) thereafter, to the Company and the other equity holders pro rata in accordance with their respective percentage interest in Ahana.  Ahana has issued to certain of its management personnel (“Rollover Managers”), subject to vesting requirements, 10% of the outstanding common equity interests in Ahana.  Each Rollover Manager has the right to require Ahana to repurchase from such Rollover Manager, and the Company and Ahana have the right to require such Rollover Manager to sell to Ahana, all of such Rollover Manager’s membership interests not later than the tenth anniversary of the closing of the Acquisition (and portions thereof beginning on the sixth anniversary of the closing).  The purchase price for the membership interests shall be their then-fair market value, and payment for the membership interests may be made, at the Company’s election, in cash or shares of the Company, subject to any applicable stockholder and contract approval requirements.

Item 7.01                                           Regulation FD Disclosure.

On December 29, 2014, the Company issued a press release and made a presentation to investors regarding the Acquisition of the Green Lake Solar Business. A copy of the press release and the slides referenced in the presentation are furnished herewith as Exhibits 99.1 and 99.2, respectively, and hereby incorporated by reference.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.  The information contained in the presentation filed herewith is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Exhibits 99.1 and 99.2 are furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Membership Interest Purchase Agreement, dated as of December 24, 2014, by and among Ahana Operations, LLC, Green Lake Capital, LLC, Walsin Lihwa Corp. and the Companies named therein.

99.1	Press Release of the Company, dated December 29, 2014.

99.2	Presentation of the Company, dated December 29, 2014.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

*                                         *                                         *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: December 29, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1*	Membership Interest Purchase Agreement, dated as of December 24, 2014, by and among Ahana Operations, LLC, Green Lake Capital, LLC, Walsin Lihwa Corp. and the Companies named therein.

99.1	Press Release of the Company, dated December 29, 2014.

99.2	Presentation of the Company, dated December 29, 2014.

*                           Schedules omitted pursuant to item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.